Exhibit 10.1

AGREEMENT

This agreement, effective July 17, 2013 (this “Agreement”), is made by and among Clinton Relational Opportunity Master Fund, L.P., Clinton Spotlight Master Fund, L.P., Clinton Relational Opportunity, LLC, Clinton Group, Inc. and Mr. George E. Hall (each, a “Clinton Shareholder” and collectively, the “Clinton Group”) and Quality Systems, Inc. (the “Company”). In consideration of and in reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
Definitions

Section 1.01. Defined Terms.

For purposes of this Agreement:

(a) “2013 Annual Meeting” shall mean the Company’s 2013 annual meeting of shareholders.

(b) “Affiliate” or “Affiliates” shall have the same meanings set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c) “Beneficial Owner” or “Beneficial Ownership” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act.

(d) “Board” shall mean the board of directors of the Company.

(e) “Bylaws” shall have the meaning set forth in Section 2.01(a).

(f) “Clinton Group Director Agreement” shall have the meaning set forth in Section 3.05.

(g) The “Clinton Group Nominees” shall refer to James Christopher Malone, Peter M. Neupert and Morris Panner or their respective Replacements, if applicable.

(h) “Early Termination Date” shall mean the last date upon which a notice to the Company of nominations of persons for election to the Board or the proposal of other business at an annual meeting would be considered timely under the Company’s then-current Bylaws for the Company’s next annual meeting at which any of the Clinton Group nominees elected at the 2013 Annual Meeting will not be nominated for reelection, subject to Section 3.02(b).

(i) “End of Service” shall have the meaning set forth in Section 3.02(d).

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(j) “Group” shall have the same meaning as set forth in Rule 13d-5 promulgated by the SEC under the Exchange Act.

(k) “Notice” shall mean the Stockholder Notice of Intent to Present Proposals and Nominate Persons for Election as Directors at Quality Systems, Inc.’s 2013 Annual Meeting dated June 13, 2013 delivered to the Company by Clinton Relational Opportunity Master Fund, L.P.

(l) “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

(m) “Replacement” shall have the meaning set forth in Section 3.02(c).

(n) “Securities Act” shall mean the Securities Act of 1933, as amended.

(o) “Standstill Period” shall mean the period from the effective date of this Agreement through the earlier of (i) the date that is 15 days prior to the last date upon which a notice to the Company of nominations of persons for election to the Board or the proposal of other business at an annual meeting of the Company would be considered timely under the Company’s then-current Bylaws for the Company’s 2016 annual meeting of shareholders, (ii) the date that is 15 days prior to the Early Termination Date; and (iii) material breach of this agreement by the Company not cured (if capable of being cured) within 15 days of receipt by the Company of written notice from the Clinton Group specifying the nature of such material breach.

ARTICLE 2
Representations and Warranties

Section 2.01. Authority; Binding Agreement.

(a) The Company hereby represents and warrants that this Agreement (i) has been duly authorized, executed and delivered by it, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), in each case now or hereafter in effect, (ii) does not require the approval of the shareholders of the Company and (iii) does not violate any law, any order of any court or other agency of government, the Articles of Incorporation of the Company as currently in effect or the bylaws of the Company as currently in effect (the “Bylaws”) or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of, or give rise to, any lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever pursuant to any such indenture, agreement or other instrument except to the extent with respect to this Section

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2.01(a)(iii), such breach, default, lien, charge, restriction, claim, encumbrance or penalty would not materially and adversely affect the ability of the Company to perform its obligations under this Agreement.

(b) Each of the Clinton Shareholders represents and warrants that this Agreement (i) has been duly authorized, executed and delivered by such Clinton Shareholder, and is a valid and binding obligation of such Clinton Shareholder, enforceable against such Clinton Shareholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), in each case now or hereafter in effect, (ii) does not require approval by any owners or holders of any equity interest in such Clinton Shareholder (except as has already been obtained) and (iii) does not and will not violate any law, any order of any court or other agency of government, the charter or other organizational documents of such Clinton Shareholder as currently in effect or any provision of any agreement or other instrument to which such Clinton Shareholder or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument, or result in the creation or imposition of, or give rise to, any lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever pursuant to any such agreement or instrument except to the extent with respect to this Section 2.01(b)(iii), such breach, default, lien, charge, restriction, claim, encumbrance or penalty would not materially and adversely affect on the ability of each such Clinton Shareholder to perform its obligations under this Agreement.

Section 2.02. Beneficial Ownership.

The Clinton Group represents that it is the Beneficial Owner of 552,556 shares of the Company’s common stock as of the effective date of this Agreement.

ARTICLE 3
Covenants

Section 3.01. 2013 Annual Meeting.

(a) As soon as practicable following the execution and delivery of this Agreement (but in no event later than the issuance of the Press Release referred to in Section 3.07), the Clinton Group and its Affiliates agree to (i) immediately and permanently withdraw all proposals and nominations previously made with respect to the 2013 Annual Meeting and immediately and permanently terminate its efforts to solicit proxies for the 2013 Annual Meeting, (ii) not bring any shareholder proposals before the 2013 Annual Meeting (including the proposals to amend the Company’s Bylaws described in the Notice) and (iii) cause all voting securities of the Company of which the Clinton Group and its Affiliates are the Beneficial Owners to be voted in favor of the Board’s slate of nominees (subject to Section 3.02(a)(i)), to approve the Company’s compensation of named executive officers and to ratify the appointment of

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PricewaterhouseCoopers LLP at the 2013 Annual Meeting (in each case, including any adjournments or postponements thereof).

(b) The Company agrees to use its reasonable best efforts to hold the 2013 Annual Meeting on August 15, 2013 or as soon as reasonably practicable thereafter.

Section 3.02. Board Nominee Composition.

(a) The Company agrees:

(i) To include the Clinton Group Nominees or their Replacements in the Board’s slate of nine nominees for election as directors of the Company at the 2013 Annual Meeting, with terms expiring at the 2014 Annual Meeting.

(ii) To use its reasonable efforts to cause the election of the Clinton Group Nominees or their Replacements to the Board at the 2013 Annual Meeting (including recommending that the Company’s shareholders vote in favor of the election of the Clinton Group Nominees, soliciting proxies in favor of such election and otherwise supporting them for election in a manner no less rigorous and favorable than the manner in which the Company supports the Company’s other nominees in the aggregate).

(iii) To give the Clinton Group notice of its intent not to nominate for reelection any of the Clinton Group Nominees then serving on the Board at least 20 days prior to the Early Termination Date.

(b) For purposes of this Agreement, if the Board does not nominate any Clinton Group Nominee then serving on the Board for reelection to the Board during the Standstill Period, such Clinton Group Nominee will be deemed to be nominated for reelection to the Board for each of the Company’s annual meetings of shareholders for purposes of Section 1.01(h) and Section 3.02(a)(iii) if such Clinton Group Nominee:

(i) resigns, is removed for cause pursuant to Section 302 of the California Corporations Code, or ceases to serve on the Board for reason of death or disability prior to the expiration of such nominee’s term or gives written notice to the Company that he declines to stand for reelection, including, without limitation, as contemplated under Section 3.02(c) or Section 3.02(d);

(ii) fails to execute his Clinton Group Director Nominee Agreement within seven days of the date of this Agreement or commits a material breach of his Clinton Group Director Agreement, not cured (if capable of being cured) within 15 days of receipt by such Clinton Group Nominee of written notice from the Company specifying the nature of such material breach;

(iii) commits a material breach of either (A) the Company’s written corporate governance polices or other written policies or procedures applicable to non-management directors generally in effect as of the date of this Agreement (copies of which have been provided to the Clinton Group Nominees by the Company) or (B) any other such policies applicable to non-management directors

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which may be adopted by the Board or a committee thereof in good faith and not for the purpose of discriminating against the Clinton Group Nominees from time to time after the date of this Agreement, which material breach is not cured (if capable of being cured) within 15 days of receipt by such Clinton Group Nominee of written notice from the Company specifying the nature of such material breach; or

(iv) is not nominated for reelection to the Board after a material breach of this Agreement by the Clinton Group not cured (if capable of being cured) within 15 days of receipt by the Clinton Group of written notice from the Company specifying the nature of such material breach.

(c) To the extent a Clinton Group Nominee is unable to serve as a nominee for election as director at the 2013 Annual Meeting, for any reason not intended to circumvent the intent of the parties in entering this Agreement, the Clinton Group will select a replacement nominee, subject to the reasonable approval of the Board, who shall serve as the nominee for election as director in lieu of the Clinton Group Nominee who is unable to so serve (each, a “Replacement”).

(d) If at any time after the 2013 Annual Meeting, a Clinton Group Nominee resigns from the Board or is removed from the Board or is otherwise unable to serve on the Board (each, an “End of Service”), this Agreement shall in no way restrict the Company from filling or not filling a vacancy on the Board resulting from an End of Service in accordance with the procedures set forth in the Company’s Bylaws.

(e) At any time, for any reason or for no reason, any Clinton Group Nominee may immediately resign from the Board by providing written notice to the Chairman of the Board.

Section 3.03. Transaction Committee.

(a) At the Company’s organizational Board meeting following the election of one or more Clinton Group Nominees to the Board at the 2013 Annual Meeting, the Board will appoint two of the Clinton Group Nominees that are elected at the 2013 Annual Meeting to the Company’s standing Transaction Committee to be two of the five members of such Committee.

(b) The Transaction Committee will be recharged at its Organizational Board Meeting to, among other things, undertake a new, fair and objective evaluation of the Company’s strategy, direction and alternatives. The Transaction Committee may make recommendations to the Board but will not be authorized to enter into or agree to enter into any strategic transaction without the approval of the Board. It is expected that the Transaction Committee will take prompt action to recommend to the Board the hiring of a suitable investment banking firm or management consulting firm to assist the Transaction Committee in its evaluation. The Transaction Committee shall endeavor to complete its preliminary review and to report to the Board its findings by November 30, 2013. The Transaction Committee shall continue to serve at the pleasure of the Board;

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provided that during the Standstill Period the Transaction Committee shall not be dissolved (other than the Transaction Committee’s annual reconstitution at the Company’s organizational Board meeting following its annual shareholders’ meeting beginning with the annual meeting in 2014), and the Clinton Group Nominees shall not be removed from the Transaction Committee, without the consent of a majority of the Clinton Group Nominees elected at the 2013 Annual Meeting that are then-remaining on the Board.

Section 3.04. Other Committees. Subject to Section 3.03, the Board will select members of standing committees of the Board from time to time following policies and procedures that are not designed or intended to discriminate, on the basis of a director’s status as a Clinton Group Nominee, against the inclusion of one or more Clinton Group Nominees then serving on the Board.

Section 3.05. Agreements with Clinton Group Nominees. Prior to their nomination for election to the 2013 Annual Meeting, each Clinton Group Nominee shall complete the Company’s standard director questionnaire and shall enter into a fiduciary duty and non-disclosure agreement in the form annexed hereto in which each Clinton Group Nominee will, among other things, acknowledge their duties to the Company (each, a “Clinton Group Director Agreement”).

Section 3.06. Standstill Period.

(a) During the Standstill Period and except as expressly provided otherwise in Section 3.01(a) regarding the 2013 Annual Meeting, at each meeting of the Company’s shareholders (whether an annual or a special meeting), or with respect to each action by written consent of the Company’s shareholders, the Clinton Group and its Affiliates will cause all of the voting securities of the Company of which the Clinton Group and its Affiliates are the Beneficial Owners to (i) be present for quorum purposes, (ii) be voted in favor of any and all directors nominated by the Board for election and (iii) be voted against (or abstain from voting on) any proposal made by any of the Company’s shareholders that is not recommended by the Board and (x) that would amend the Company’s Articles of Incorporation or Bylaws or (y) otherwise affects or influences the composition of or service on the Board or any of its committees or any of the Board’s or any of its committees’ processes or procedures.

(b) At all times during the Standstill Period, each Clinton Shareholder and its Affiliates shall not, directly or indirectly, alone or with others, without the prior written consent of the Company:

(i) take any action that may require it to file a Schedule 13D with the SEC in respect of the Company’s securities or make any such filing voluntarily;

(ii) solicit, or participate in or encourage any solicitation of, proxies (as such terms are defined in Rule 14a-1 promulgated under the Exchange Act) with respect to any voting securities of the Company or become a participant in any contest relating to the election of directors of the Company or other

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shareholder proposals (whether made pursuant to Rule 14a-8 under the Exchange Act or otherwise) not recommended for approval by the Board;

(iii) vote in favor of the removal of any director serving on the Board who has previously been nominated by the Board;

(iv) propose or attempt to call a special meeting of shareholders;

(v) seek, solicit support for, encourage or participate in (whether publicly or privately), any shareholder action without a meeting of the shareholders of the Company that is not recommended for approval by the Board;

(vi) deposit or maintain any voting securities of the Company in a voting trust or similar arrangement;

(vii) take any action to form, join or in any way participate in any partnership, limited partnership, syndicate or other Group (other than solely among members of the Clinton Group) with respect to the Company’s voting securities or otherwise act in concert with any Person for the purpose of circumventing the provisions or purposes of this Agreement;

(viii) otherwise act, individually or in concert with any Person, to seek to control, direct or influence the management, Board (or any individual members thereof) or policies of the Company; provided that this Section 3.06(b)(viii) shall not prevent the Clinton Group from speaking privately with members of the Board or management for the purpose of offering their suggestions or other input regarding the Company;

(ix) encourage, advise or influence any other person or assist any third party in so encouraging, assisting or influencing any Person with respect to the giving or withholding of any proxy vote at any annual or special meeting of shareholders in opposition to any nominee on the Company’s slate of nominees for election as directors of the Company or in opposition to the Board’s recommendation for any other proposal brought before the meeting;

(x) finance or offer to provide financing for an attempt by any Person to engage in any of the activities or actions prohibited or restricted by the terms of this Agreement;

(xi) make or in any way advance any request or proposal to amend, modify or waive any provision of this Agreement except in a nonpublic and confidential manner which nonpublic and confidential request or proposal, if any, shall be accompanied by a written opinion of counsel, to the effect that such proposal or request and the subject matter thereof, as so presented, does not require disclosure by any party hereto, pursuant to the Securities Act or the Exchange Act or any rule or regulation promulgated thereunder;

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(xii) announce an intention to do, solicit, assist, prompt, induce or attempt to induce others to do, any of the actions restricted or prohibited under subparagraphs (i) through (xi) above;

Section 3.07. Public Announcement.

(a) The public announcements made with respect to the parties’ entry into this Agreement or the description of the terms hereof and relating to the Notice or the parties’ solicitation of proxies for the 2013 Annual Meeting shall be in the form annexed as an exhibit hereto (the “Press Release”).

(b) During the Standstill Period, each Clinton Shareholder shall refrain from making, causing to be made, or allowing any of its Affiliates to make, any statement or announcement that criticizes or disparages, (a) the Company, its officers or its directors or other Affiliates or any person who has served as an officer or director of the Company or (b) any action or inaction or matter taken or not taken by the Company, any decision of the Board or the Company’s management or any discussion or consideration of the Board relating to strategic transactions.

(c) During the Standstill Period, the Company shall refrain from making or causing to be made, and shall use its reasonable best efforts to cause its directors, officers and other Affiliates not to make, any statement or announcement that criticizes or disparages the Clinton Group, any of the principals, directors, officers, trustees or managing members thereof or the Clinton Group Nominees.

(d) The foregoing shall not prevent the making of any factual statement in any compelled testimony or production of information, either by legal process, subpoena, or as part of a response to a request for information from any governmental authority with jurisdiction over the party from whom information is sought, applicable listing requirements or otherwise legally required; provided that the party from which such information is compelled shall, to the extent permitted by applicable law, provide the other party with prior written notice of the making of such compelled disclosure promptly so that such other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If such protective order or other remedy is denied, and such party or any of its representatives are nonetheless legally compelled to disclose such information, such party or its representative, as the case may be, will furnish only that portion of such information that is legally required, in the opinion of counsel, and will exercise best efforts to obtain assurances that confidential treatment will be accorded to such information.

ARTICLE 4
Other Provisions

Section 4.01. Specific Enforcement; Special Remedy.

Each of the Company and each Clinton Shareholder acknowledge and agree that the other party would be irreparably injured in the event that any provision of this

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Agreement is breached or not performed. Accordingly, it is agreed that each party shall be entitled to temporary and permanent injunctive relief with respect to each and any breach or purported repudiation of this Agreement by the other and to specifically enforce strict adherence to this Agreement and the terms and provisions hereof against the other in any action instituted in a court of competent jurisdiction, in addition to any other remedy which such aggrieved party may be entitled to obtain. Moreover, in the event of the breach of any of the provisions of this Agreement, timeliness in obtaining relief is of the essence.

Section 4.02. Amendments.

Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended by a writing signed by the parties, and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) by a writing signed by the party against whom such waiver is to be asserted.

Section 4.03. Notices.

All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, prepaid first-class mail or facsimile:

(a) if to the Company, to:

Quality Systems, Inc.

18111 Von Karman Avenue, Suite 700

Irvine, California 92612

Attention: General Counsel
Facsimile: (949) 769-5822

with copies to:

Davis Polk & Wardwell LLP
1600 El Camino Real
Menlo Park, California 94025
Attention: Julia Cowles
Facsimile: (650) 752-3607

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Stephen Fraidin

Facsimile: (212) 446-4900

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and

Rutan & Tucker, LLP
611 Anton Boulevard, 14th Floor
Costa Mesa, California 92626
Attention: Thomas Crane
Facsimile: (714) 546-9035

(b) if to any Clinton Stockholder, to:

The Clinton Group, Inc.
9 West 57th Street, 26th Floor
New York, NY 10019
Attention: Gregory Taxin
Facsimile: (212) 825-0084

With copies to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: David Rosewater
Facsimile: (212) 593-5955

All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed as aforesaid; when receipt acknowledged, if facsimiled. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice shall be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof. Copies delivered solely to outside counsel shall not constitute adequate notice.

Section 4.04. Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. This Agreement may not be assigned by any Clinton Shareholder without the prior written consent of the Company.

Section 4.05. No Third Party Beneficiaries.

Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person, other than the parties hereto and their respective successors and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement and any conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and for the benefit of no other Person.

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Section 4.06. Counterparts.

This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 4.07. Headings.

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 4.08. Governing Law; Choice of Venue.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed within that state.

(b) Each of the parties hereto: (i) consents to submit itself to the personal jurisdiction of the Federal and state courts located in the State of California, Orange County, in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Federal and state courts located in the State of California, Orange County, and each of the parties irrevocably waives the right to trial by jury and (iv) each of the parties irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such parties’ principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING WITHOUT LIMITATION VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE THAT WOULD COMPEL THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

Section 4.09. Waiver; Remedies.

No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Section 4.10. Attorneys’ Fees.

In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall

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be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

Section 4.11. Severability.

If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision in this Agreement.

Section 4.12. Additional Parties.

Each party and its Affiliates, by its execution of this Agreement, agrees that it is a party to, and bound by, all of the provisions of this Agreement.

Section 4.13. Fees and Expenses.

Neither the Company, on the one hand, nor the Clinton Group, on the other hand, will be responsible for any fees or expenses of the other in connection with this Agreement; provided that the Company will reimburse the Clinton Group for its reasonable and documented out-of-pocket expenses incurred by it through the effective date of this Agreement in connection with its solicitation of proxies for the 2013 Annual Meeting up to $100,000.00.

Section 4.14. Interpretation and Construction.

Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.

Section 4.15. Entire Agreement.

This Agreement contains the entire understanding of the parties with respect to the subject matter hereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

QUALITY SYSTEMS, INC.

By:	/s/ Jocelyn Leavitt
Name: Jocelyn Leavitt
Title: EVP, General Counsel & Secretary

[Signature Page to Clinton Agreement]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

CLINTON RELATIONAL OPPORTUNITY MASTER FUND, L.P.

By:	Clinton Relational Opportunity, LLC, its investment manager

By:	/s/ John Hall
Name: John Hall
Title: Authorized Signatory

CLINTON SPOTLIGHT MASTER FUND, L.P.

By:	Clinton Group, Inc., its investment manager

By:	/s/ John Hall
Name: John Hall
Title: Authorized Signatory

CLINTON RELATIONAL OPPORTUNITY, LLC

By:	/s/ John Hall
Name: John Hall
Title: Authorized Signatory

[Signature Page to Clinton Agreement]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

CLINTON GROUP, INC.

By:	/s/ John Hall
Name: John Hall
Title: Authorized Signatory

MR. GEORGE E. HALL

/s/ George E. Hall

[Signature Page to Clinton Agreement]

Annex I

Form of Press Release

QUALITY SYSTEMS TO NOMINATE NEW DIRECTORS TO BOARD

Reaches Agreement With Clinton Group

IRVINE, Calif. – July 17, 2013 – Quality Systems, Inc.(NASDAQ:QSII) today announced that it has reached an agreement with certain affiliates of Clinton Group, Inc. related to the Quality Systems 2013 Annual Shareholders’ Meeting to be held on August 15, 2013. Shareholders of record as of June 17, 2013 are entitled to vote at the Annual Meeting.

Under the terms of the agreement, the Quality Systems Board of Directors will consist of nine members and will include three of the Clinton Group’s nominees – James C. Malone, Peter M. Neupert and Morris Panner – who will stand for election to the Board of Directors at the 2013 Annual Meeting. The composition of the Company’s existing Transactions Committee will be modified to include Mr. Neupert and Mr. Panner among the five members and the Committee will undertake an objective evaluation of the Company’s strategy, direction and alternatives. The remaining six seats on the Board will consist of Quality Systems’ nominees, which the Company intends to disclose in an amended proxy filing with the Securities and Exchange Commission.

The Clinton Group will also withdraw its slate of nominees and all proposals concerning the amendment of the Company’s bylaws and will vote all of its shares in favor of each of the Board’s nominees and all other Quality Systems proposals at the 2013 Annual Meeting. The Clinton Group has also agreed to observe certain standstill provisions.

“Our Board and management team are committed to creating value for all Quality Systems shareholders, and we are pleased to have worked constructively with the Clinton Group to reach this agreement,” said Steven Plochocki, President and Chief Executive Officer of Quality Systems. “We welcome the addition of James, Peter and Morris and look forward to their participation on the Board as we move ahead with the execution of our strategy.”

“We are pleased to have reached a resolution with the Company that we believe is in the best interests of Quality Systems shareholders,” said George Hall, Chief Executive Officer of Clinton Group, Inc. “James, Peter and Morris are highly qualified candidates, and we believe their service on the Quality Systems Board will contribute to the Company’s growth.”

About James C. Malone

James C. Malone currently serves as Chief Financial Officer and Executive Vice President of American Well Inc., a healthcare software company. He previously served as Chief Financial Officer and as an executive director of Misys PLC and formerly held roles at The TriZetto Group, Inc., most recently as CFO. He has also served as a director of Allscripts Healthcare Solutions, Inc.

About Peter M. Neupert

Peter Neupert currently serves as an Operating Partner at Health Evolution Partners, a private equity firm. Prior to that, Mr. Neupert served as Corporate Vice President of the Microsoft Health Solutions Group. He previously served as the founding President and Chief Executive Officer and as a Chairman of drugstore.com. He is currently a director of Laboratory Corporation of America Holdings. He has also been an active member of the Institute of Medicine’s Roundtable on Value & Science−Driven Healthcare.

About Morris Panner

Morris Panner currently serves as Chief Executive Officer of DICOM Grid, a cloud-based healthcare software company. Mr. Panner formerly served as Chairman of the Board of the Software Division of the Software and Information Industry Association. He was also an Assistant United States Attorney.

About Quality Systems, Inc.

Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare subsidiary develop and market computer-based practice management, electronic health records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices and small hospitals. Visit www.qsii.com and www.nextgen.com for additional information.

IMPORTANT ADDITIONAL INFORMATION REGARDING THE PROXY SOLICITATION

On July 15, 2013, the Company filed its definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with its 2013 Annual Shareholders’ Meeting and began the process of mailing the Proxy Statement to its shareholders, together with a WHITE proxy card. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Shareholders may obtain the Proxy Statement, any amendments or supplements thereto and other documents filed by the Company with the SEC for free from the SEC’s website at www.sec.gov. Copies of the Proxy Statement and any amendments and supplements thereto will be provided for free by contacting the Company’s proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com.

IMPORTANT ADDITIONAL INFORMATION REGARDING PARTICIPANTS

The Company and its directors, director nominees and non-director executive officers may be deemed to be participants in the solicitation of proxies in connection with the Company’s upcoming 2013 Annual Shareholders’ Meeting. Information about the Company’s directors, director nominees and non-director executive officers and their ownership of the Company’s securities is available in the Proxy Statement.

CAUTION CONCERNING FORWARD LOOKING STATEMENTS

Statements made in this document, the proxy statements to be filed with the SEC, communications to shareholders, press releases and oral statements made by the Company’s representatives that are not historical in nature, or that state the Company’s intentions, hopes, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements can often be identified by the use of forward-looking language, such as “could,” “should,” “will,” “will be,” “will lead,” “will assist,” “intended,” “continue,” “believe,” “may,” “ expect,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” or “estimate” or variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance. These forward-looking statements may include, without limitation, discussions of the Company’s product development plans, business strategies, future operations, financial condition and prospects, developments in and the impacts of government regulation and legislation and market factors influencing the Company’s results.

Forward-looking statements involve risks, uncertainties and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk factors discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended March 31, 2013, as well as factors discussed elsewhere in this and other reports and documents that we file with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time unless required by law. Interested persons are urged to review the risks described under “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report as well as in the Company’s other public disclosures and filings with the SEC.

CONTACTS:

Media

Susan J. Lewis

Quality Systems, Inc.

303-804-0494
slewis@qsii.com

Andy Brimmer / Eric Brielmann / Nick Lamplough

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Investors

Dan Burch / Larry Dennedy

MacKenzie Partners, Inc.

212-929-5900

Annex II

Form of Clinton Group Director Agreement

_________, 2013

[Director]
[Address]

CLINTON GROUP DIRECTOR AGREEMENT

We understand that you wish to be a nominee for election as a director of Quality Systems, Inc. (the “Company”). You hereby make the following representations and agreements:

1.                  You represent that, if elected as a Director of the Company, you would be in compliance with the Company’s written corporate governance polices or other written policies or procedures applicable to non-management directors generally in effect as of July 16, 2013 (copies of which have been provided to you by the Company). You also agree to remain in compliance with all such policies and guidelines, as well as any other such policies or guidelines applicable to non-management Directors, which may be adopted by the Board or a committee thereof in good faith and not for the purpose of discriminating against you from time to time after July 16, 2013, as long as you remain a Director of the Company or, to the extent that provisions of such policies and guidelines impose obligations beyond your tenure as a Director, until the termination of those obligations.

2.                  You represent that you are not, and agree that you will not, become a party to any agreement, arrangement, or understanding with, and have not given, and will not give, any commitment or assurance to, any person or entity as to how you, if you are elected as a Director, will act or vote on any issue or question in your capacity as a Director (a “Voting Commitment”) that has not been disclosed to the Board of Directors.

3.                  You represent that you are not, and agree that you will not, become a party to any Voting Commitment that could limit or interfere with your ability to comply with your duties as a Director under all applicable laws, if you are elected as a Director.

4.                  You represent that you are not, and agree that you will not, become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with your service or action as a Director, if you are elected as a Director, and you have not, and will not, receive any such compensation, other payment or other benefit or right from any person or entity other than the Company, in each case in connection with candidacy or service as a Director.

5.                  You agree that you will treat as confidential in accordance with this agreement (a) all information (including, without limitation, oral, written and electronic information) provided to you by or on behalf of the Company or any of its Representatives (as defined below); (b) any other information about the Company that comes to you, from whatever source, in your capacity as a Director; and (c) the content, nature, and extent of any communications relating to the Company and involving members of the Company’s Board of Directors, including information regarding deliberations and discussions among Directors (in their capacity as such) and the status thereof (herein collectively referred to as the “Confidential Information”). The term “Confidential Information” does not include information that is or becomes available to the public other than as a result of a disclosure by you.

As used in this agreement, the term “Representatives” shall mean the Company’s other directors, employees of the Company, and any independent accountants, legal counsel, consultants, and financial and other advisors retained by the Company.

As used in this agreement, the term “person” shall be broadly interpreted to include the media and any corporation, partnership, group, individual or other entity.

6.                  (a) You agree to keep the Confidential Information confidential in accordance with the terms of this agreement or any other policies or procedures of the Company applicable to Directors. You agree that the Confidential Information will be used by you solely for the purpose of carrying out your fiduciary duties as a Director (if you are elected as a Director) and that you will not use any Confidential Information for your personal benefit or for the benefit of persons or entities other than the Company and its shareholders generally. You agree that you will not disclose Confidential Information to any other person except as required by law, regulation or legal or judicial process (and subject to compliance with subparagraph (b) below); provided, however, that you may disclose Confidential Information when disclosure in each case is authorized by the Board, and you may disclose Confidential Information to other Representatives of the Company who need to know such Confidential Information.

(b) In the event that you are required by applicable law, regulation or legal or judicial process (including, without limitation, by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, you will provide the Company with prompt prior written notice of such requirement to the extent not prohibited by law in order to enable the Company to seek an appropriate protective order or other remedy at its expense, and you will consult and cooperate with the Company to the extent permitted by law with respect to taking steps to resist or narrow the scope of such requirement or legal process. If a protective order or other remedy is not obtained, the terms of this agreement are not waived by the Company and disclosure of Confidential Information is legally required, you will (a) disclose such information only to the extent required in the opinion of your counsel and (b) give advance notice to the Company of the information to be disclosed as far in advance as is practicable. In any such event, you will use reasonable efforts to ensure that all Confidential Information that is so disclosed will be accorded confidential treatment.

(c) The Company will adopt a confidentiality policy (the “Policy”) applicable to all Directors no later than promptly following the Company’s 2013 annual meeting of shareholders that includes substantially the same confidentiality obligations as set forth in Section 5, this Section 6 and Section 8 of this agreement. Upon adoption of the Policy, the confidentiality obligations as set forth in Section 5, this Section 6 and Section 8 of this agreement shall terminate, and you shall be subject to the Policy in lieu thereof.

7.                  You recognize that should you be elected as a Director all of your activities and decisions as a Director will be governed by applicable law and subject to your fiduciary duties,

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as applicable, to the Company and to the shareholders of the Company and, as a result, that there is, and can be, no agreement between you and Clinton Relational Opportunity Master Fund, L.P., Clinton Spotlight Master Fund, L.P., Clinton Relational Opportunity, LLC, Clinton Group, Inc. and/or Mr. George E. Hall (collectively, the “Clinton Group”) or any of the Clinton Group’s affiliates that governs the decisions which you will make as a Director of the Company.

8.                  If you are elected as a Director and cease to be a Director, as a result of resignation, removal or otherwise, and if requested by the Company, in its sole discretion, you shall promptly, at the Company’s sole option, destroy (and shall certify such destruction in writing to the Company) or redeliver to the Company all written, electronic or other tangible Confidential Information (whether prepared by the Company, its Representatives or otherwise on the Company’s behalf or by you or otherwise on your behalf) and will not retain any copies, summaries, analyses, compilations, reports, extracts or other reproductions of such written, electronic or other tangible material or any other materials in written, electronic or other tangible format to the extent based on, reflecting or containing Confidential Information, in your possession or under your custody. Notwithstanding such return, destruction, deletion or erasure, all Confidential Information will continue to be held confidential by you pursuant to the terms of this agreement.

9.                  You acknowledge and agree that the Company and its subsidiaries would be irreparably injured by a breach of this agreement by you and that monetary remedies would be inadequate to protect the Company or its subsidiaries against any actual or threatened breach of this agreement by you. Accordingly, you agree that the Company shall be entitled to seek an injunction or injunctions (without the proof of actual damages) to prevent breaches or threatened breaches of this agreement and/or to compel specific performance of this agreement, and that neither you nor anyone acting on your behalf, shall oppose the granting of such relief. You also agree that you shall waive any requirement for the security or posting of any bond in connection with any such remedy. Such remedies shall not be deemed to be the exclusive remedy for actual or threatened breaches of this agreement but shall be in addition to all other remedies available at law or in equity to the Company. You further agree that you will cooperate fully in any attempt by the Company in obtaining any remedy or relief, at law or in equity, for actual or threatened breaches of this agreement. You further acknowledge and agree that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

10.              You acknowledge that your compliance with the provisions of this agreement is a condition to your service as a Director, if you are elected as a Director. Accordingly, you hereby submit your irrevocable resignation as a Director, if then serving as one, effective immediately upon a finding by a court of competent jurisdiction that you have breached this agreement in any material respect.

11.              If any provision of this agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this agreement but shall be confined in its operation to the provision of this agreement directly involved in the controversy in which such judgment shall have been rendered.

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12.              This agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed within that state.

13.              Each of the parties hereto: (i) consents to submit itself to the personal jurisdiction of the Federal and state courts located in the State of California, Orange County, in the event any dispute arises out of this agreement or the transactions contemplated by this agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it shall not bring any action relating to this agreement or the transactions contemplated by this agreement in any court other than the Federal and state courts located in the State of California, Orange County, and each of the parties irrevocably waives the right to trial by jury and (iv) each of the parties irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such parties’ principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING WITHOUT LIMITATION VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE THAT WOULD COMPEL THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

14.              This agreement may be executed in counterparts (including via facsimile), each of which shall be deemed to be an original, but both of which shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

QUALITY SYSTEMS, INC., on behalf of itself and its Board of Directors

By:
Name:
Title:

AGREED AND ACKNOWLEDGED on this
day of _________, 2013

By:
Name:

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